EXHIBIT 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer 708-450-6759
MIDWEST BANC HOLDINGS, INC. REPORTS THIRD QUARTER RESULTS
Net Income Rises to $11.5 Million; Includes $5.9 Million from Continuing Operations
Loans Increase 5% from June 30, 16% Year to Date
Net Interest Margin Widens to 3.53% in Quarter, 3.21% Year to Date
Melrose Park, IL (October 27, 2005) –Midwest Banc Holdings, Inc. (Nasdaq: MBHI) announced today that third quarter earnings increased sharply from a prior-year loss, due largely to continued expansion of loan growth and net interest margin. Net income from continuing operations grew to $5.9 million, or $0.29 per diluted share, versus a loss of $228,000, or $0.01 per diluted share, a year earlier. The company also recorded net income of $5.6 million from discontinued operations, or $0.28 per diluted share, related to the recently divested Midwest Bank of Western Illinois, bringing total net income for the period to $11.5 million, or $0.57 per diluted share.
Loan growth continued to be strong during the third quarter, with total loans of $1.3 billion, up 5% from June 30 and 16% from December 31, 2004. The net interest margin widened to 3.53% in the quarter, versus 3.08% in the second quarter and 2.72% in the year-earlier period.
“Our strategic repositioning and foundation building are now complete, and we are now focused on improving the performance of our flagship bank, Midwest Bank and Trust Company,” said James J. Giancola, president and chief executive officer. “As previously reported, the Federal Reserve and Illinois banking regulators terminated the written agreement and we closed on the sale of our western Illinois bank during the third quarter. We also completed our public offering of 3,450,000 shares of common stock, including over-allotment shares, raising approximately $68 million in new capital.”
Giancola, who was named president and chief executive officer at the close of the third quarter in 2004, noted that the company has completed a number of initiatives to strengthen controls, operations and asset quality, focusing on Midwest Bank and Trust. Several senior level executives have been added to the organization to manage asset quality and risk, accelerate lending activity, strengthen the branch network and expand the retail banking franchise.
“We have moved very aggressively on the turnaround effort,” he said. “Both our new and long-tenured staff and our board of directors have worked diligently to reposition our balance sheet and our competitive profile. As a result, Midwest Banc Holdings is well capitalized for a new phase of expansion and increased profitability in the attractive Chicago metropolitan area. We are actively pursuing growth strategies that include expanded productivity of our existing branches, selective new branch locations and possible acquisitions of community banks in our service area.”
Net Income

$ in thousands, except per share amounts	3Q 2005	2Q 2005	3Q 2004
Net Income (Loss)	$11,542	$(16,350)	$(31)
Income (Loss) from Continuing Operations	$5,913	$(17,149)	$(228)
Diluted EPS	$0.57	$(0.90)	$0.00
Diluted EPS from Continuing Operations	$0.29	$(0.94)	$(0.01)
Core Net Income (Loss)	$5,840	$4,280	$(31)
Core Diluted EPS	$0.29	$0.23	$0.00
Core Efficiency Ratio	55.9%	63.9%	72.2%
Net income of $11.5 million in the third quarter included income of $5.6 million from the western Illinois bank subsidiary, which was sold at the close of the quarter. Core net income (see attached reconciliation table), which is net income excluding various charges related to the company’s strategic repositioning, the severance charge, life insurance benefit, write down of other real estate, and gain on the sale of the western Illinois bank subsidiary, increased to $5.8 million, or $0.29 per diluted share, from a loss of $31,000 a year ago and core net income of $4.3 million in the second quarter of 2005.
The company’s core efficiency ratio also improved, reflecting stronger core earnings and expanded lending activity. The core efficiency ratio declined to 55.9% in the third quarter of 2005 from 63.9% in the second quarter of this year and 72.2% in the year-earlier period.
Net Interest Income

$ in thousands	3Q 2005	2Q 2005	3Q 2004
Interest Income	$28,880	$26,731	$23,629
Interest Expense	$12,457	$12,661	$11,265
Net Interest Income	$16,423	$14,070	$12,364
Net Interest Margin	3.53%	3.08%	2.72%
Third quarter net interest income increased 33% from the prior year and 17% over the second quarter of 2005, due largely to a strong increase in total loans and improved net interest margin. Interest expense declined 2% between the second and third quarters of this year, while interest income grew 8%, leading to a widening of the net interest margin to 3.53% from 3.08% in the second quarter and 2.72% a year earlier.
Asset Quality

Ratios	9/30/2005	6/30/2005	12/31/04	9/30/2004
Allowance for loan losses as % of loans	1.41%	1.43%	1.48%	1.48%
Nonaccruing loans as % of loans	0.54	0.54	0.85	0.87
Allowance for loan losses as % of nonaccruing loans	261	263	174	170
Net loan charge-offs as % of average loans (YTD)	0.08	0.07	0.17	0.15
The focus on asset quality continued to be strong during the third quarter as the company maintained loss coverage ratios consistent with the second quarter and substantially higher than at the close of the third quarter in 2004. Net loan charge-offs of $239,000 in the third quarter represented less than a tenth of a percent of average loans, while the company’s loss reserves were 2.61 times the level of nonaccruing loans.
Balance Sheet

$ in thousands, except per share data	9/30/2005	6/30/2005	12/31/2004	9/30/2004
Total Assets	$2,225,097	$2,526,163	$2,236,813	$2,492,461
Total Loans	$1,277,432	$1,219,026	$1,097,992	$1,007,526
Investment Securities and other related assets(1)	$749,930	$735,163	$695,787	$990,693
Deposits	$1,533,225	$1,502,208	$1,501,646	$1,475,471
Deposits (non-interest bearing)	$154,652	$157,055	$162,610	$151,554
Deposits (interest bearing)	$1,378,573	$1,345,153	$1,339,036	$1,323,917
Loan/deposit ratio	83%	81%	73%	68%
Borrowings	$442,255	$481,319	$320,636	$552,867
Stockholders’ Equity	$215,186	$140,099	$137,423	$138,685
Book Value Per Share	$9.87	$7.65	$7.66	$7.75

(1)	Includes investment securities, federal funds and other short-term investments, and net due from broker. See attached reconciliation table.
The company closed the quarter with a substantially stronger balance sheet, reflecting the repositioning steps of the past year, sale of the western Illinois subsidiary, the third-quarter stock offering and loan growth. Stockholders’ equity increased to $215.2 million, up 55% from September 30, 2004 and 54% from June 30, 2005, while book value per share grew to $9.87 per share—up 27% from a year ago and 29% from the end of the second quarter of 2005. This increase in stockholders’ equity is mainly due to the stock offering in the third quarter and the gain on the sale of the subsidiary. Settlement and reinvestment of the funds from the investment securities repositioning was completed in the third quarter.
Deposit growth was limited in the third quarter, reflecting substantial competition for core deposits. Demand deposits declined slightly from the level of June 30, 2005, while interest bearing deposits grew $33.4 million from June 30, 2005 and 4% from September 30, 2004.
“Deposit growth continues to be somewhat of a challenge for us and for many other banks,” Giancola said. “We will continue to emphasize deposit relationships—especially core transaction account deposits—in our marketing and sales efforts.”
Nine-Month Loss Reflects Impact of Financial Repositioning
For the nine months ended September 30, 2005, Midwest Banc Holdings reported a net loss of $726,000, or $0.04 per diluted share, versus net income of $8.0 million, or $0.43 per diluted share, in the first three quarters of 2004. Excluding income related to the divested bank subsidiary in western Illinois, the net loss was $8.3 million, or $0.44 per share, compared with earnings of $6.4 million, or $0.35 per share.
The nine-month loss reflected various expenses related to the repositioning of the company’s balance sheet. Core net income (see attached reconciliation table), which excludes the bank sale and repositioning charges, increased 78% to $14.2 million, or $0.74 per share, from $8.0 million, or $0.43 per share, in the prior year.
Lending activities and the balance sheet repositioning were the primary drivers of income growth over the two periods. Total loans increased 27% to $1.3 billion at September 30, 2005 from $1.0 billion a year earlier, while the net interest margin expanded to 3.21% from 2.71%. The loan-to-deposit ratio expanded to 83% at September 30, 2005 from 68% a year earlier, due to both strong loan growth and less rapid increases in deposits. Total deposits grew 4% to slightly more than $1.5 billion from just under $1.5 billion in the prior year.
James J. Giancola, president and chief executive officer, and Daniel R. Kadolph, chief financial officer, will review financial results and outlook with investors via a webcast and conference call to be conducted at 10:00 A.M. EDT/9:00 A.M. CDT today. Professional investors may participate in the teleconference via a password protected dial-in, while all investors and interested individuals may listen to the conference at www.midwestbanc.com. For further information and to participate in the teleconference, professional investors should contact: Daniel R. Kadolph at 708-450-6759.
Information on MBHI is available on the Internet at www. midwestbanc.com.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, L.L.C.
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This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	September 30,	December 31,
	2005	2004
ASSETS
Cash	$56,983	$49,245
Federal funds sold and other short-term investments	5,440	169,779
Securities available-for-sale	684,575	437,050
Securities held-to-maturity (fair value: $66,000 at September 30, 2005 and $89,010 at December 31, 2004)	66,767	88,958
Federal Reserve and Federal Home Loan Bank stock, at cost	14,558	13,830
Loans	1,277,432	1,097,992
Allowance for loan losses	(17,993)	(16,217)

Net loans	1,259,439	1,081,775
Cash value of life insurance	43,954	43,229
Premises and equipment, net	22,383	23,515
Other real estate	11,154	8,064
Core deposit and other intangibles, net	1,895	2,217
Goodwill	891	891
Assets held for sale	—	274,023
Other assets	57,058	44,237

Total assets	$2,225,097	$2,236,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Non-interest-bearing	$154,652	$162,610
Interest-bearing	1,378,573	1,339,036

Total deposits	1,533,225	1,501,646
Federal funds purchased	25,000	—
Securities sold under agreements to repurchase	211,583	146,885
Advances from the Federal Home Loan Bank	150,000	118,079
Junior subordinated debt owed to unconsolidated trusts	55,672	55,672
Due to broker	6,852	—
Liabilities held for sale	—	250,456
Other liabilities	27,579	26,652

Total liabilities	2,009,911	2,099,390

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 32,000,000 shares authorized; 22,118,140 shares issued at September 30, 2005 and 18,668,140 share issued at December 31, 2004	221	187
Surplus	134,549	65,781
Retained earnings	88,088	95,829
Unearned stock-based compensation	(3,281)	(2,642)
Accumulated other comprehensive loss	(3,937)	(16,457)
Treasury stock, at cost (325,311 shares at September 30, 2005 and 586,413 shares at December 31, 2004)	(454)	(5,275)

Total stockholders’ equity	215,186	137,423

Total liabilities and stockholders’ equity	$2,225,097	$2,236,813

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2005	2004	2005	2005	2004
Interest Income
Loans	$20,825	$14,748	$18,897	$56,964	$43,468
Securities
Taxable	7,192	7,111	7,349	21,255	20,675
Exempt from federal income taxes	340	127	145	579	498
Trading securities	198	1,242	124	388	1,560
Dividend income from Federal Reserve and Federal Home Loan Bank stock	183	276	192	570	850
Federal funds sold and other short-term investments	142	125	24	387	1,033

Total interest income	28,880	23,629	26,731	80,143	68,084
Interest Expense
Deposits	8,521	7,048	8,323	24,597	20,012
Federal funds purchased	317	31	236	604	32
Securities sold under agreement to repurchase	1,404	1,076	1,529	3,997	3,167
Advances from the Federal Home Loan Bank	1,340	2,214	1,594	4,366	6,345
Junior subordinated debt owed to unconsolidated trusts	875	896	979	2,839	2,609
Notes payable	—	—	—	9	20

Total interest expense	12,457	11,265	12,661	36,412	32,185

Net interest income	16,423	12,364	14,070	43,731	35,899
Provision for loan losses	813	400	813	2,440	1,600

Net interest income after provision for loan losses	15,610	11,964	13,257	41,291	34,299
Noninterest Income
Service charges on deposit accounts	1,335	1,348	1,305	3,866	3,991
Net losses on securities transactions	—	(4,991)	(17,184)	(17,440)	(3,121)
Net trading profits	269	937	118	400	24
Gains on sale of loans	116	106	76	254	436
Insurance and brokerage commissions	414	324	381	1,180	1,032
Trust income	80	70	77	224	232
Increase in cash surrender value of life insurance	399	440	542	1,287	1,119
Life insurance benefit	789	—	—	789	—
Other	160	197	259	657	566

Total noninterest income	3,562	(1,569)	(14,426)	(8,783)	4,279
Noninterest Expenses
Salaries and employee benefits	6,889	7,145	6,846	20,246	18,549
Occupancy and equipment	1,576	1,513	1,538	4,591	4,433
Professional services	1,029	1,365	1,188	3,368	3,228
Loss on extinguishment of debt	—	—	13,125	13,125	—
Other	1,783	1,995	4,973	8,333	5,558

Total noninterest expenses	11,277	12,018	27,670	49,663	31,768

Income (loss) before income taxes	7,895	(1,623)	(28,839)	(17,155)	6,810
Provision for income taxes	1,982	(1,395)	(11,690)	(8,896)	460

Income (loss) from continuing operations	5,913	(228)	(17,149)	(8,259)	6,350

Discontinued operations
Income from discontinued operations before income taxes	6,554	84	1,050	9,236	1,991
Provision for income taxes	925	(113)	251	1,703	363

Income from discontinued operations	5,629	197	799	7,533	1,628

Net Income (Loss)	$11,542	$(31)	$(16,350)	$(726)	$7,978

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2005	2004	2005	2005	2004
Basic earnings per share from continuing operations	$0.30	$(0.01)	$(0.94)	$(0.44)	$0.36

Basic earnings per share from discontinued operations	$0.28	$0.01	$0.04	$0.40	$0.09

Basic earnings per share	$0.58	$0.00	$(0.90)	$(0.04)	$0.45

Diluted earnings per share from continuing operations	$0.29	$(0.01)	$(0.94)	$(0.44)	$0.35

Diluted earnings per share from discontinued operations	$0.28	$0.01	$0.04	$0.39	$0.09

Diluted earnings per share	$0.57	$0.00	$(0.90)	$(0.04)	$0.43

Cash dividends per common share	$0.12	$0.12	$0.12	$0.36	$0.36

Average common shares outstanding
Basic	20,060	17,899	18,245	18,824	17,882
Diluted – continuing operations	20,354	17,899	18,245	18,824	18,354
Diluted – discontinued operations	20,354	18,304	18,465	19,104	18,354
Diluted	20,354	17,899	18,245	18,824	18,354
MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2005	2004	2005	2005	2004
Income Statement Data:
Net income (loss)	$11,542	$(31)	$(16,350)	$(726)	$7,978
Core net income (loss) (2)	5,840	(31)	4,280	14,202	7,978
Core efficiency ratio (2) (3) (4) (8)	55.88	72.17	63.89	61.39	68.75

Per Share Data and Other:
Basic earnings per share from continuing operations	$0.30	$(0.01)	$(0.94)	$(0.44)	$0.36
Basic earnings per share from discontinued operations	0.28	0.01	0.04	0.40	0.09
Basic earnings per share	0.58	0.00	(0.90)	(0.04)	0.45
Diluted earnings per share from continuing operations	0.29	(0.01)	(0.94)	(0.44)	0.35
Diluted earnings per share from discontinued operations	0.28	0.01	0.04	0.39	0.09
Diluted earnings per share	0.57	0.00	(0.90)	(0.04)	0.43
Cash dividends declared	0.12	0.12	0.12	0.36	0.36
Book value at end of period	9.87	7.75	7.65	9.87	7.75
Tangible book value at end of period (10)	9.83	7.70	7.60	9.83	7.70
Stock price at end of period	23.06	19.22	19.29	23.06	19.22
Average stock price	21.91	19.56	19.37	20.82	22.01
Full time equivalent employees	388.00	380.00	378.00	388.00	380.00

Selected Financial Ratios:
Return on average assets from continuing operations (5)	0.98%	-0.04%	-2.95%	-0.48%	0.37%
Core return on average assets from continuing operations (2) (5)	0.85	-0.04	0.60	0.67	0.37
Return on average equity from continuing operations (6)	13.49	-0.64	-48.38	-7.24	5.96
Core return on average equity from continuing operations (2) (5)	11.69	-0.64	9.82	10.15	5.96
Dividend payout from continuing operations	44.58	n/a	n/a	n/a	101.42
Loans to deposits at end of period	83.32	68.29	81.15	83.32	68.29
Average equity to average assets	7.30	5.99	6.09	6.57	6.17
Equity to assets at end of period	9.67	5.56	5.55	9.67	5.56
Tangible capital to assets at end of period (10)	9.63	5.53	5.51	9.63	5.53
Tier I capital to risk-weighted assets	17.33	11.95	11.10	17.33	11.95

	Three Months Ended						Nine Months Ended
	September 30,				June 30,		September 30,
	2005		2004		2005		2005		2004
Total capital to risk-weighted assets	18.48		13.13		12.30		18.48		13.13
Net interest margin (tax equivalent) (7) (8)	3.53		2.72		3.08		3.21		2.71
Allowance for loan losses to total loans at the end of period	1.41		1.48		1.43		1.41		1.48
Net loans charged off to average loans	0.08		0.07		0.13		0.08		0.15
Nonaccruing loans to loans at the end of period	0.54		0.87		0.54		0.54		0.87
Nonperforming assets to total assets (9)	0.81		0.64		0.71		0.81		0.64
Allowance to nonaccruing loans	2.61	x	1.70	x	2.63	x	2.61	x	1.70	x

	September 30,		June 30,
	2005	2004	2005
Balance Sheet Data:
Total assets	$2,225,097	$2,492,461	$2,526,163
Total earning assets	2,048,772	1,852,876	1,760,538
Average earning assets (quarter-to-date)	1,937,819	1,897,763	1,900,377
Average earning assets (year-to-date)	1,889,409	1,859,178	1,864,803
Average assets (quarter-to-date)	2,382,602	2,364,437	2,334,909
Average assets (year-to-date)	2,322,965	2,303,860	2,292,653
Total loans	1,277,432	1,007,526	1,219,026
Average loans (quarter-to-date)	1,230,481	989,814	1,185,697
Average loans (year-to-date)	1,180,934	965,627	1,155,749
Total securities	751,342	825,907	518,245
Average securities (quarter-to-date)	677,993	854,288	697,963
Average securities (year-to-date)	674,397	740,266	672,570
Allowance for loan losses	17,993	14,947	17,419
Total deposits	1,533,225	1,475,471	1,502,208
Average deposits (quarter-to-date)	1,499,732	1,466,244	1,491,456
Average deposits (year-to-date)	1,494,614	1,436,814	1,492,013
Borrowings	442,255	552,867	481,319
Stockholders’ equity	215,186	138,685	140,099
Tangible stockholders’ equity (10)	214,295	137,794	139,208
Average equity (quarter-to-date)	173,838	141,606	142,187
Average equity (year-to-date)	152,575	142,203	141,767

Common Shares Outstanding	21,793	17,902	18,322
Average Shares Outstanding (quarter -to-date)	20,060	17,899	18,245
Average Shares Outstanding (year -to-date)	18,824	17,882	18,196

(1)	The following table reconciles investment securities to investment securities and other related assets for the periods presented:

	9/30/2005	6/30/2005	12/31/2004	9/30/2004
Investment securities	$751,342	$518,245	$526,008	$825,907
Federal funds and other short-term investments	5,440	9,294	169,779	5,613
Net due from broker	(6,852)	207,624	—	159,173

Total investment securities and other related assets	$749,930	$735,163	$695,787	$990,693

(2)	Core net income is net income excluding the balance sheet repositioning and severance charges, the gain on sale of subsidiary, write down of other real estate, and the life insurance benefit. The following table reconciles reported net income to core net income for the periods presented:

	QTD	QTD	YTD
	3Q05	2Q05	3Q05
Net income (loss)	$11,542	$(16,350)	$(726)
Gain on sale of subsidiary, net of tax	(6,881)	—	(6,881)
Life insurance benefit	(789)	—	(789)
Loss on U.S. Agency debt securities, net of tax	1,968	10,595	12,563
Charge from prepayment of FHLB advances, net of tax	—	5,886	5,886
Charge from unwinding of swaps, net of tax	—	2,206	2,206
Write down on other real estate owned, net of tax	—	1,502	1,502
Charge from redemption of trust preferred securities, net of tax	—	318	318
Employment severance charges, net of tax	—	123	123

Core net income	$5,840	$4,280	$14,202

	QTD	QTD	YTD
	3Q05	2Q05	3Q05
Income (loss) from continuing operations	$5,913	$(17,149)	$(8,259)
Life insurance benefit	(789)	—	(789)
Loss on U.S. Agency debt securities, net of tax	—	10,595	10,595
Charge from prepayment of FHLB advances, net of tax	—	5,886	5,886
Charge from unwinding of swaps, net of tax	—	2,206	2,206
Write down on other real estate owned, net of tax	—	1,502	1,502
Charge from redemption of trust preferred securities, net of tax	—	318	318
Employment severance charges, net of tax	—	123	123

Core income from continuing operations	$5,124	$3,481	$11,582

(3)	Excludes net gains or losses on securities transactions.

(4)	Noninterest expense less amortization and other real estate expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(5)	Net income divided by average assets for the period.

(6)	Net income divided by average equity for the period.

(7)	Net interest income, on a tax equivalent basis, divided by average interest earning assets for the period.

(8)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

QTD	3Q05	3Q04	2Q05
Net interest income	$16,423	$12,364	$14,070
Tax equivalent adjustment to net interest income	681	557	568

Net interest income, tax equivalent basis	$17,104	$12,921	$14,638

YTD	3Q05	3Q04
Net interest income	$43,731	$35,899
Tax equivalent adjustment to net interest income	1,770	1,831

Net interest income, tax equivalent basis	$45,501	$37,730

(9)	Includes total nonaccrual loans and other real estate owned.

(10)	Stockholders’ equity less goodwill. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	3Q05	3Q04	2Q05
Stockholders’ equity	$215,186	$138,685	$140,099
Goodwill	891	891	891

Tangible stockholders’ equity	$214,295	$137,794	$139,208